As filed with the Securities and Exchange Commission on September 14, 2006
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INTERNAP NETWORK SERVICES CORPORATION
(Exact Name of Issuer as Specified in Its Charter)

Delaware	91-2145721
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification Number)

250 Williams Street
Atlanta, Georgia 30303
(Address of Principal Executive Offices) (Zip Code)

_________________________________________

Internap Network Services Corporation
Amended and Restated 2005 Incentive Stock Plan
(Full Title of the Plan)

________________________________________

Dorothy An
Vice President and General Counsel
Internap Network Services Corporation
250 Williams Street
Atlanta, Georgia 30303
(Name and Address for Agent for Service)

404-302-9700
(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximun Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee
Common Stock, par value $0.001 per share	4,786,000 shares	$13.49	$64,539,210	$6,906

(1)
This Registration Statement shall also cover any additional securities as may become issuable under the 2005 Incentive Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without Internap Network Services Corporation’s receipt of consideration that results in an increase in the number of outstanding shares of the Registrant’s common stock.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sale prices of the Registrant’s common stock as quoted on the American Stock Exchange on September 13, 2006.

EXPLANATORY NOTE

Internap Network Services Corporation (“Internap” or “Registrant”) is filing this registration statement on Form S-8 to register 4,786,000 additional shares of Registrant’s common stock authorized for issuance under Registrant’s Amended and Restated 2005 Incentive Stock Plan.

On August 31, 2005, Registrant filed a registration statement on Form S-8 (file no. 333-127989) with the United States Securities and Exchange Commission (the “Commission”) to register 2,000,000 newly authorized shares of Registrant’s common stock (on a post-reverse split basis) for issuance under Registrant’s 2005 Incentive Stock Plan (the “Prior Registration Statement”). This registration statement registers 4,786,000 additional shares (on a post-reverse split basis) that, prior to the adoption of Registrant’s Amended and Restated 2005 Incentive Stock Plan, remained available for issuance under (a) the Switchsoft Systems, Inc. Founders 1996 Stock Option Plan, (b) the Internap Network Services Corporation 2002 Stock Compensation Plan, (c) the Amended 1999 Equity Incentive Plan, (d) the 1999 Stock Incentive Plan for Non-Officers, (e) the Amended and Restated 1998 Stock Option/Stock Issuance Plan, and (f) the Switchsoft Systems, Inc. 1997 Stock Option Plan, including shares with respect to which options or other awards were granted under those plans if such options or other awards had not been exercised as of the effective date of Registrant’s Amended and Restated 2005 Incentive Stock Plan. In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statement, including any amendments thereto or filings incorporated therein, are hereby incorporated by reference into this registration statement to the extent not otherwise amended or superseded by the contents thereof.

On July 10, 2006, Registrant effected a 1-for-10 reverse split of its common stock for stockholders of record as of the close of business on July 10, 2006. The exercise price, as well as the number of shares that can be issued, pursuant to stock options and other awards granted under Registrant’s Amended and Restated 2005 Incentive Stock Plan, were proportionately adjusted to reflect the reverse stock split. The number of shares reserved for issuance under Registrant’s Amended and Restated 2005 Incentive Stock Plan were also reduced proportionately. All share amounts in this registration statement are based on the reverse stock split having been given effect.

PART II

INFORMATION REQUIRED IN
THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents that Registrant has previously filed with the Commission are incorporated herein by reference:

(a)	Internap’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

(b)	Internap’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2006 and for the fiscal quarter ended June 30, 2006;

(c)	Internap’s Current Reports on Form 8-K filed on March 21, 2006, July 11, 2006 and September 7, 2006;

(d)
All other reports filed pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by Internap’s latest Annual Report referred to in (a) above; and

(e)	The description of Internap’s common stock contained in a Registration Statement on Form 8-A filed with the Commission on February 9, 2004.

In addition, all documents filed with the Commission by Internap pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the time of filing of such documents.

Any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits

The following exhibits are filed as part of this Registration Statement:

4.1
Certificate of Incorporation of Registrant, as amended (incorporated by reference herein from Exhibit 4.1 to Registrant’s Registration Statement on Form S-3, filed September 8, 2003, File No. 333-108573).

4.2	Certificate of Amendment to Certificate of Incorporation of Registrant (incorporated by reference herein from Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed July 11, 2006).

4.3	Amended and Restated Bylaws of Registrant (incorporated by reference herein to Exhibit 4.2 to Registrant’s Registration Statement on Form S-3 filed September 8, 2003, File No. 333-108573).

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereof).

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 14th day of September, 2006.

INTERNAP NETWORK SERVICES CORPORATION By: /s/ David Buckel David A. Buckel Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David A. Buckel and Dorothy An, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

/s/ James P. DeBlasio James P. DeBlasio	President and Chief Executive Officer (Principal Executive Officer)	September 14, 2006
/s/ Eugene Eidenberg Eugene Eidenberg	Non-Executive Chairman	September 14, 2006
/s/ David A. Buckel David A. Buckel	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	September 14, 2006
/s/ Charles B. Coe Charles B. Coe	Director	September 14, 2006
/s/ James P. DeBlasio James P. DeBlasio	Director	September 14, 2006
/s/ William J. Harding William J. Harding	Director	September 14, 2006
/s/ Fredric W. Harman Fredric W. Harman	Director	September 14, 2006
/s/ Kevin L. Ober Kevin L. Ober	Director	September 14, 2006
/s/ Patricia L. Higgins Patricia L. Higgins	Director	September 14, 2006
/s/ Daniel C. Stanzione Daniel C. Stanzione	Director	September 14, 2006

EXHIBIT INDEX
Exhibit

4.1	Certificate of Incorporation of Registrant (incorporated by reference from Exhibit 4.1 to Registrant’s Registration Statement on Form S-3 (Registration No. 333-108573)).

4.2	Certificate of Amendment to Certificate of Incorporation of Registrant (incorporated by reference herein from Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed July 11, 2006).

4.3	Amended and Restated Bylaws of Registrant (incorporated by reference from Exhibit 4.2 to Registrant’s Registration Statement on Form S-3 (Registration No. 333-108573))

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereof).